                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant  /X/

Filed by a party other than the registrant / /

Check the appropriate box:

      / /   Preliminary Proxy Statement

      / /   Confidential,  for Use of the Commission  Only (as permitted by Rule
            14a-6(e)2))

      /X/   Definitive Proxy Statement

      / /   Definitive Additional Materials

      / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                            FALCONSTOR SOFTWARE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                          Kenneth A. Schlesinger, Esq.
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

      Payment of filing fee (check the appropriate box):

      /X/   No fee required.

      / /   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      / /   Fee paid previously with preliminary materials.

      / /   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement no.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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                            FALCONSTOR SOFTWARE, INC.
                            125 Baylis Rd. Suite 140
                               Melville, NY 11747
                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 17, 2002

                                -----------------
To Our Stockholders:

            We invite you to attend our annual stockholders'  meeting on Friday,
May 17,  2002 at the  Huntington  Hilton,  Route  110 at 598  Broadhollow  Road,
Melville, New York 11747 at 9:00 a.m. At the meeting, you will hear an update on our operations,  have a chance to meet some of our directors and executives, and will act on the following matters:

            1)    To elect a director to a three-year term;
            2)    To approve  amendments  to our 1994  Outside  Directors  Stock
                  Option Plan,  as amended (the "1994 Plan") to (i) increase the number of shares  issuable  upon exercise of options under the
                  1994 Plan from 150,000 to 500,000,  (ii)  increase the initial grant of shares underlying options each non-employee  director is entitled  to receive on the day they become a  non-employee director  from 15,000 to 50,000  shares of Common  Stock,  and
                  (iii) increase the annual grant for shares underlying  options for non-employee directors from 5,000 to 10,000 shares;
            3)    To approve an  amendment  to our 2000 Stock  Option  Plan (the
                  "2000  Plan") to increase the number of shares of Common Stock reserved for issuance  thereunder by 2,000,000  from 8,662,296 to 10,662,296;
            4)    To  ratify  the  appointment  of KPMG  LLP as our  independent accountants for fiscal 2002; and
            5)    Any other matters that properly come before the meeting.

            This booklet  includes a formal  notice of the meeting and the proxy statement.  The proxy  statement  tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominee.

            Only  stockholders  of record at the close of  business on March 20,
2002 will be entitled to vote at the annual meeting.  Even if you only own a few shares, we want your shares to be represented at the annual meeting.  I urge you to complete,  sign,  date,  and return your proxy card  promptly in the enclosed envelope.

            We have  also  provided  you with the  exact  place  and time of the meeting if you wish to attend in person.

                                        Sincerely yours,

                                        ReiJane Huai
                                        Chief Executive Officer

Dated:    Melville, New York
          April 17, 2002

                            FALCONSTOR SOFTWARE, INC.
                            125 Baylis Rd. Suite 140
                            Melville, New York 11747
                                -----------------

                              2002 PROXY STATEMENT

                               GENERAL INFORMATION

            This  proxy  statement  contains  information  related to the annual meeting of stockholders of FalconStor  Software,  Inc. to be held on Friday, May
17, 2002,  beginning at 9:00 a.m., at the  Huntington  Hilton,  Route 110 at 598
Broadhollow  Road,  Melville,  New  York  11747,  and  at any  postponements  or adjournments thereof.

                                ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

            At the Company's annual meeting, stockholders will hear an update on the  Company's  operations,  have a chance  to meet  some of its  directors  and executives and will act on the following matters:

            1)    To elect a director to a three-year term;
            2)    To approve  amendments  to our 1994  Outside  Directors  Stock
                  Option Plan,  as amended (the "1994 Plan") to (i) increase the number of shares  issuable  upon exercise of options under the
                  1994 Plan from 150,000 to 500,000,  (ii)  increase the initial grant of shares underlying options each non-employee  director is entitled  to receive on the day they become a  non-employee director  from 15,000 to 50,000  shares of Common  Stock,  and
                  (iii) increase the annual grant for shares underlying  options for non-employee directors from 5,000 to 10,000 shares;
            3)    To approve an  amendment  to our 2000 Stock  Option  Plan (the
                  "2000  Plan") to increase the number of shares of Common Stock reserved for issuance  thereunder by 2,000,000  from 8,662,296 to 10,662,296;
            4)    To  ratify  the  appointment  of KPMG  LLP as our  independent accountants for fiscal 2002; and
            5)    Any other matters that properly come before the meeting.

Who May Vote

            Stockholders of FalconStor  Software,  Inc. as recorded in our stock register on March 20, 2002 (the "Record Date"),  may vote at the meeting.  As of this date, we had  45,240,294  shares of common stock  eligible to vote. We have only one class of voting  shares.  All shares in this  class  have equal  voting rights of one vote per share.

How to Vote

            You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting.  You can always change your vote at the meeting.

How Proxies Work

            Our Board of  Directors  is asking  for your  proxy.  Giving us your proxy  means you  authorize  us to vote your shares at the meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

            Proxies  submitted  will be  voted by the  individuals  named on the proxy  card in the  manner  you  indicate.  If you give us your proxy but do not specify how you want your shares voted,  they will be voted in  accordance  with the Board of Directors recommendations,  i.e., in favor of our director nominee, in favor of the  amendments  of the 1994 Plan,  in favor of the amendment to the
2000 Plan, and in favor of the  ratification  of the  appointment of KPMG LLP as our independent accountants.

            You may receive more than one proxy or voting card  depending on how you hold  your  shares.  If you hold  shares  through  someone  else,  such as a stockbroker,  you may get materials  from them asking how you want to vote.  The latest  proxy  card we  receive  from you will  determine  how we will vote your shares.

Revoking a Proxy

            There are three ways to revoke your proxy.  First,  you may submit a new proxy with a later date up until the existing proxy is voted.  Secondly, you may vote in person at the meeting.  Lastly,  you may notify our Chief  Financial
Officer in writing at 125 Baylis Road, Suite 140, Melville, New York 11747.

Quorum

            In order to carry on the  business  of the  meeting,  we must have a quorum.  This means at least a majority of the  outstanding  shares  eligible to vote must be  represented at the meeting,  either by proxy or in person.  Shares that we own are not voted and do not count for this purpose.

                                      -2-

Votes Needed

            The director  nominee  receiving a majority of the votes cast during the  meeting  will be  elected to fill the seat of our  director.  For the other proposals to be  approved,  we require the  favorable  vote of a majority of the votes cast. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal  will be excluded  entirely and will have no effect in determining  the quorum or the  majority of votes cast.  Abstentions  and broker non-votes  count for quorum  purposes only and not for voting  purposes.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a  particular  proposal.  Brokers that do not receive  instructions  are entitled  to vote on the  election  of  directors  and the  ratification  of the auditors.

Attending in Person

            Only stockholders,  their proxy holders,  and our invited guests may attend the  meeting.  If you wish to attend  the  meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and an identification  with a photo at the meeting.  For example, you could bring an account statement showing that you owned FalconStor Software,
Inc. shares as of March 20, 2002 as acceptable proof of ownership.

                                      -3-

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of the Common Stock of FalconStor  Software Inc.  outstanding at March 20, 2002, by
(i) each  person  known by the Company to be the  beneficial  owner of more than five  percent  of its  Common  Stock,  (ii)  each  director,  (iii)  each of the executive  officers  named in the  summary  compensation  table  and (iv) by all directors and executive officers of the Company as a group.

                                                  Shares Beneficially              Percentage
Name and Address of Beneficial Owner (1)                 Owned                     of Class (2)
-----------------------------------------                -----                     ------------
ReiJane Huai (3)                                       10,824,260                     23.9%
c/o FalconStor Software, Inc.
125 Baylis Road
Melville, NY 11747

Barry Rubenstein (4)                                    6,955,053                     15.4%
68 Wheatley Road
Brookville, NY 11545

Irwin Lieber (5)                                        4,602,689                     10.2%
80 Cuttermill Road Suite 311
Great Neck, NY 11021

Barry Fingerhut (6)                                     3,000,164                      6.6%
767 Fifth Avenue, 45th Floor
New York, NY 10153

Seth Lieber (7)                                         3,014,474                      6.7%
200 East 72 Street, PH N
New York, NY 10021

Jonathan Lieber (8)                                     2,927,852                      6.5%
271 Hamilton Road
Chappaqua, NY 10514

Marilyn Rubenstein (9)                                  2,482,424                      5.5%
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

                                      -4-

Lawrence S. Dolin (10)                                     40,000                      *

Steven R. Fischer                                           2,500                      *

Steven H. Owings                                           58,030                      *

Jacob Ferng (11)                                          190,570                      *

Wayne Lam (12)                                            177,432                      *

All Directors and Executive Officers as a Group (13)
(6 persons)                                            11,292,792                     24.8%

*Less than one percent

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired  by such  person  within 60 days after the date hereof  upon  the  exercise  of  options,  warrants  or  convertible
            securities.   Each  beneficial  owner's   percentage   ownership  is
            determined  by  assuming  that  options,   warrants  or  convertible
            securities  that are held by such  person (but not those held by any other person) and that are  currently  exercisable  (i.e.,  that are
            exercisable   within  60  days  from  the  date  hereof)  have  been
            exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and  investment  power with respect to all shares beneficially owned by them.

(2)         Based upon shares of Common Stock  outstanding at the Record Date of
            45,240,294.

(3)         Based upon information  contained in a Form 3 and Schedule 13D filed by Mr. Huai and certain other information.

(4)         Based upon  information  contained in a report on a Schedule 13D, as amended  (the  "Wheatley  13D") filed  jointly by Barry  Rubenstein,
            Brookwood Partners, L.P. ("Brookwood"),  Seneca Ventures ("Seneca"),
            Wheatley  Associates  III, L.P.  ("Wheatley  Associates"),  Wheatley
            Foreign  Partners,  L.P.  ("Wheatley  Foreign"),   Wheatley  Foreign
            Partners III, L.P. ("Wheatley Foreign III"), Wheatley Partners, L.P.
            ("Wheatley"),  Wheatley Partners II, L.P.  ("Wheatley II"), Wheatley
            Partners III, L.P.  ("Wheatley III"),  Woodland  Partners,  Woodland
            Venture Fund ("Woodland  Fund"), and certain other entities with the
            Securities and Exchange  Commission  ("SEC"),  and a Form 3 filed by
            Mr.  Rubenstein  with the SEC as well as certain other  information.
            Consists  of (i)  1,812,903  shares  of  Common  Stock  held  by Mr.
            Rubenstein,  (ii) 395,217  shares of common stock held by Brookwood,
            (iii)  642,453  shares of common stock held by Seneca,  (iv) 299,809 shares of common  stock  held by  Wheatley  Associates,  (v)  41,008 shares of common stock held by Wheatley Foreign, (vi) 293,012 shares of common stock

                                      -5-

            held by Wheatley  Foreign III,  (vii) 484,051 shares of common stock held by  Wheatley,  (viii)  180,089  shares of common  stock held by
            Wheatley II, (ix) 1,370,015  shares of common stock held by Wheatley
            III, (x) 692,983  shares of common  stock held by Woodland  Partners and (xi) 743,513 shares of common stock held by Woodland Fund.  Does not include  8,258 shares of common  stock held by Mr.  Rubenstein's spouse,  Marilyn  Rubenstein.  Mr. Rubenstein  disclaims  beneficial ownership  of the  securities  held by Wheatley,  Wheatley  Foreign,
            Wheatley  II,   Wheatley  III,   Wheatley   Foreign  III,   Wheatley
            Associates,  Seneca, Woodland Fund, Woodland Partners and Brookwood,
            except to the extent of his respective equity interest therein.

(5)         Based upon  information  contained  in the  Wheatley 13D and certain other information.  Consists of (i) 1,934,705 shares of Common Stock held by Irwin  Lieber,  (ii) 484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Lieber disclaims  beneficial ownership of the securities held by
            Wheatley,  Wheatley  Foreign,  Wheatley II,  Wheatley III,  Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(6)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 322,180  shares of Common Stock held by Barry Fingerhut, (ii) 484,051 shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common  Stock held by Wheatley  Foreign  III, and
            (vii)  299,809  shares of Common Stock held by Wheatley  Associates.
            Mr. Fingerhut disclaims  beneficial ownership of the securities held by Wheatley,  Wheatley Foreign,  Wheatley II, Wheatley III, Wheatley
            Foreign  III and  Wheatley  Associates,  except to the extent of his respective equity interests therein.

(7)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 86,622  shares of Common  Stock held by Seth  Lieber,  (ii)  484,051  shares of Common Stock held by
            Wheatley,  (iii)  41,008  shares of Common  Stock  held by  Wheatley
            Foreign,  (iv)  180,089  shares of Common Stock held by Wheatley II,
            (v)  1,370,015  shares of Common  Stock held by Wheatley  III,  (vi)
            293,012  shares of Common Stock held by Wheatley  Foreign III, (vii)
            299,809  shares of Common  Stock  held by  Wheatley  Associates  and
            (viii) 259,868 shares of Common Stock held by Applegreen. Mr. Lieber disclaims  beneficial  ownership of the securities held by Wheatley,
            Wheatley  Foreign,  Wheatley II, Wheatley III, Wheatley Foreign III,
            Wheatley  Associates  and  Applegreen,  except to the  extent of his respective equity interests therein.

                                      -6-

(8)         Based upon  information  contained  in the  Wheatley 13D and certain other  information.  Consists of (i) 484,051  shares of Common Stock held by  Wheatley,  (ii)  41,008  shares  of  Common  Stock  held by
            Wheatley  Foreign,  (iii)  180,089  shares of Common  Stock  held by
            Wheatley II, (iv) 1,370,015  shares of Common Stock held by Wheatley
            III,  (v) 293,012  shares of Common  Stock held by Wheatley  Foreign
            III, (vi) 299,809 shares of Common Stock held by Wheatley Associates and  (vii)  259,868  shares  of  Common  Stock  held  by  Applegreen
            Partners.   Mr.  Lieber  disclaims   beneficial   ownership  of  the
            securities held by Wheatley, Wheatley Foreign, Wheatley II, Wheatley
            III,  Wheatley  Foreign III,  Wheatley  Associates  and  Applegreen,
            except to the extent of his respective equity interests therein.

(9)         Based upon  information  contained  in the  Wheatley 13D and certain other information. Consists of (i) 8,258 shares of Common Stock held by Marilyn  Rubenstein,  (ii) 642,453 shares of Common Stock held by
            Seneca,  (iii) 743,513 shares of Common Stock held by Woodland Fund,
            (iv) 692,983  shares of Common  Stock held by Woodland  Partners and
            (v)  395,217  shares  of  Common  Stock  held  by  Brookwood.   Mrs.
            Rubenstein  disclaims beneficial ownership of the securities held by
            Seneca,  Woodland Fund,  Woodland Partners and Brookwood,  except to the extent of her  respective  equity  interests  therein.  Does not include  1,812,903 shares of Common Stock held by Mrs.  Rubenstein's spouse, Barry Rubenstein.

(10)        Includes  40,000 shares held by Northern  Union Club. Mr. Dolin is a general  partner of Mordo  Partners,  which is a general  partner of
            Northern Union Club. Mr. Dolin disclaims beneficial ownership of the securities held by Northern Union Club,  except to the extent of his respective equity interests therein.

(11)        Includes   options  to  purchase   95,285  shares  of  Common  Stock
            exercisable within 60 days of the Record Date.

(12)        Includes   options  to  purchase  173,895  shares  of  Common  Stock
            exercisable within 60 days of the Record Date.

(13)        Includes   options  to  purchase  269,180  shares  of  Common  Stock
            exercisable within 60 days of the Record Date.

                                      -7-

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTOR

            The  Company's  bylaws  authorize  the Board of Directors to fix the number of directors and provide that the  directors  shall be divided into three classes, with the classes of directors serving for staggered,  three-year terms.
There  are  currently  four  members  on the  Board of  Directors.  The Board of
Directors  nominee for director,  Steven R. Fischer,  is currently a director of the Company.  All  directors  are chosen for a full  three-year  term to succeed those whose terms expire.  It is therefore  proposed that Mr. Fischer be elected to serve until the Annual Meeting of  Stockholders  to be held in 2005 and until his successor is elected and shall have qualified.

            Unless authority is specifically withheld, proxies will be voted for the  election of the  nominee  below to serve as a director of the Company for a term which will expire at the Company's 2005 Annual Meeting of  Stockholders  or
until a successor is elected and qualified.

                                                                        Director
Name                          Position                      Age          Since
----                          --------                      ---          -----
Steven R. Fischer             Director Nominee               57          2001

Steven R. Fischer has held multiple positions with Transamerica Business Capital
Corporation,  which specializes in secured lending for mergers, acquisitions and restructurings, since 1992. He is currently serving as Transamerica's President.
From 1981 to 1992, he served as vice president and regional manager of Citibank,
N.A. Since 1995, he has served as a director of ScanSource,  Inc., a value-added distributor  of POS and bar code  products.  He holds a B.S.  in  Economics  and
Accounting from Queens College and an M.B.A.  from Baruch  College.  Mr. Fischer has been a director of the Company since August 2001.

            The names of the directors,  whose terms expire at the 2003 and 2004
Annual Meetings of Stockholders of the Company,  who are currently serving their terms are set forth below:

                                                                                                                                                       Director
Name                          Position                      Age           Since
----                          --------                      ---           -----
ReiJane Huai                  Chairman                       43           2000
Lawrence S. Dolin             Director                       58           2001
Steven H. Owings              Director                       49           2001

ReiJane Huai has served as President and Chief Executive  Officer of the Company
and its predecessor  since December 2000 and has served as Chairman of the Board of the  Company  since  August  2001.  Mr. Huai also served as a director of the
Company's  predecessor  from  July

                                      -8-

2000 to August  2001.  Mr.  Huai came to the  Company  with a career in software development  and  management.  As executive vice president and general  manager,
Asia, for Computer Associates International, Inc., he was responsible for sales, marketing and the  development of strategic  joint  ventures in the region.  Mr.
Huai  joined  Computer  Associates  in 1996  with its  acquisition  of  Cheyenne
Software,  Inc.,  where he was president and chief executive  officer.  Mr. Huai joined Cheyenne Software, Inc. in 1985 as manager of research and development of
ARCserve, the industry's first storage management solution for the client/server environment.  Mr. Huai received a master's  degree in computer  science from the
State University of New York at Stony Brook in 1985. Mr. Huai's term as Chairman of the Board of Directors expires in 2004.

Lawrence S. Dolin has held several  positions with Noteworthy  Medical  Systems,
Inc., a provider of computerized patient record software, since July 1998. He is currently  serving  as  Noteworthy's  chairman,  president  and chief  executive officer.  Since  January  1996,  Mr.  Dolin has been a general  partner of Mordo
Partners, an investment management partnership. Since 1981, Mr. Dolin has served as  a  director  of  Morgan's  Foods,  Inc.,  which  owns  through  wholly-owned subsidiaries KFC  restaurants,  Taco Bell restaurants and Pizza Hut restaurants.
Mr. Dolin holds a B.A. from Case Western Reserve University and a J.D. from Case
Western Reserve University.  Mr. Dolin's term as director of the Company expires in 2004. Mr. Dolin has been a director of the Company since August 2001.

Steven H. Owings served as the chief  executive  officer of ScanSource,  Inc., a value-added  distributor of POS and bar code products,  from 1992 to early 2000.
He has served as chairman of the board of directors of ScanSource,  Inc.,  since its inception in December 1992. From 1991 to 1992, Mr. Owings served as chairman of the board of directors,  chief executive  officer and the sole shareholder of
Argent Technologies,  Inc., a personal computer manufacturer.  From 1983 to 1991
he  held  various   positions   with  Gates/FA   Distributing,   Inc.,  and  its
predecessors,  a computer distribution company,  including serving as president, chief  executive  officer and chairman of the board of directors.  From December
1987 to September 1994, Mr. Owings served as a director of Gates. From July 1996 to April 1997, he served as a director of Globelle Corporation, an international distributor  of  personal  computer  products.  He  holds  a B.A.  from  Clemson
University.  Mr.  Owings' term as director of the Company  expires in 2003.  Mr.
Owings has been a director of the Company since August 2001.

Recommendation of the Board of Directors

            THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE  ELECTION OF THE
NOMINEE.

                                      -9-

Meetings and Committees

            The Board of  Directors  met on four  occasions  and took  action by unanimous written consent on six occasions during the fiscal year ended December
31, 2001.  There are two committees of the Board of Directors:  the Compensation
Committee/Stock  Option  Committee and the Audit  Committee.  The members of the
Compensation  Committee/Stock  Option  Committee are ReiJane  Huai,  Lawrence S.
Dolin and Steven R. Fischer. The Compensation  Committee/Stock  Option Committee
met on one occasion and took action by unanimous written consent on one occasion during the fiscal year ended December 31, 2001. The Compensation Committee/Stock
Option Committee reviews compensation arrangements and personnel matters and has the authority to determine the procedures  regarding the release of stockholders and option holders of the Company from their respective lock-up agreements.  The members of the Audit  Committee  are  Lawrence  S.  Dolin,  Steven H. Owings and
Steven R.  Fischer.  The Audit  Committee met on one occasion and took action by unanimous  written consent on one occasion during the fiscal year ended December
31, 2001. The primary  purpose of the Audit  Committee is to assist the Board of
Directors in fulfilling its  responsibility  to oversee the Company's  financial reporting  activities.  The Audit Committee annually  recommends to the Board of
Directors  independent  public accountants to serve as auditors of the Company's books,  records and accounts,  reviews the scope of the audits performed by such auditors  and the audit  reports  prepared  by them,  reviews and  monitors  the
Company's  internal  accounting  procedures  and  monitors  compliance  with the
Company's Code of Ethics Policy and Conflict of Interest  Policy.  A report from the  Audit  Committee  is also  included  in this  Proxy  Statement,  see  Audit
Committee Report.

            Directors who are also employees receive no compensation for serving on the Company's Board of Directors.  Non-employee  directors are reimbursed for all travel and other expenses  incurred in connection  with attending  Board and
Committee meetings.

            Pursuant to the 1994 Plan, each non-employee director of the Company is entitled upon becoming a non-employee director to receive an initial grant of options to acquire  15,000 shares of Common Stock and an annual grant of options to acquire  5,000 shares of Common  Stock on the date of each Annual  Meeting of
Stockholders of the Company.  These stock options will be granted with per share exercise  prices  equal to the fair market value of the Common Stock on the date of grant.

            The Company is seeking  stockholder  approval of proposed amendments to the 1994 Plan in which the  initial  grant shall be  increased  to options to acquire 50,000 shares of Common Stock and the annual grant shall be increased to options to acquire 10,000  shares.  See "Proposal No. 2 - Approval of Amendments to the 1994  Outside  Directors  Stock  Option  Plan." In August  2001,  each of
Messrs.  Dolin, Fischer and Owings received options to purchase 15,000 shares of
Common Stock at an exercise price of $9.60 per share. Messrs. Dolin, Fischer and
Owings will

                                      -10-

be granted  additional options to purchase 35,000 shares of Common Stock subject to stockholder approval of the proposed amendments to the 1994 Plan.

MANAGEMENT

Executive Officers of the Company

            The following  table  contains the names,  positions and ages of the executive officers of the Company who are not directors.

Name                      Position                                       Age
----                      --------                                       ---
Jacob Ferng, CPA          Chief Financial Officer, Treasurer,            40
Wayne Lam                 Corporate Secretary and Vice President
                          Vice President, Marketing                      38

Jacob  Ferng has served as chief  financial  officer and vice  president  of the
Company and its predecessor entity since August 2000. Mr. Ferng has more than 10 years of experience  handling corporate finance,  worldwide software  production
and  product   distribution   for  publicly  held  companies,   various  private
corporations  and a public  accounting  firm.  Mr.  Ferng was vice  president of finance and  production  worldwide  for Computer  Associates  from 1996 to April
2000. He also served as corporate  controller  and vice president of finance and operations of Cheyenne  Software from 1991 to 1996. From 1988 to 1990, he was an accountant  for General  Aerospace,  Bell  Associates,  CPAs.  He has a master's degree in Accounting/Taxation from Long Island University, C.W. Post. Currently, he is a certified public accountant in the state of New York.

Wayne Lam has served as vice  president  of  marketing  of the  Company  and its predecessor  entity since April 2000. Mr. Lam has more than 15 years of software development and corporate management  experience.  As vice president at Computer
Associates, he held various roles in product marketing, business development and product  development.  Mr.  Lam  joined  Computer  Associates  in 1996  with its acquisition  of Cheyenne  Software,  where he held various  positions  including general  manager of Cheyenne  Software  Netware  Division,  director of business development,  and head of Cheyenne  Communications,  a business development unit focusing on  communication  software.  From 1989 to 1993 he was  co-founder  and chief executive officer of Applied  Programming  Technologies,  where he managed all aspects of its operations and development projects. From 1987 to 1989 he was vice president of engineering at Advanced Graphic Applications, where he managed the  development of PC-based  document  management  systems and optical  storage device drivers. Mr. Lam has a B.E. in Electrical  Engineering from Cooper Union, where he was involved  with a privately  funded  research  project  studying the

                                      -11-

feasibility of building  paperless  offices using optical storage  devices.  The success of the project led to the formation of Advanced Graphic Applications.

                             EXECUTIVE COMPENSATION

            Summary  Compensation Table. The following table sets forth, for the fiscal years indicated,  all  compensation  awarded to, paid to or earned by the
Company's  chief executive  officer and the Company's  other executive  officers
(collectively,  the "Named Executive  Officers").  Please note that as described under "Certain Relationships and Related Transactions," FalconStor, Inc. was the
accounting   acquiror  in  the  merger  between  Network  Peripherals  Inc.  and
FalconStor,  Inc. and the transaction was accounted for as a recapitalization of
FalconStor, Inc. Accordingly, the executive compensation provided below reflects the  executive  compensation  information  of the Company from the  inception of
FalconStor,  Inc. on February 10, 2000 through December 31, 2001. However, under
Item  402  of  Regulation   S-K,  the  Company  is  also  required  to  disclose
compensation  information  for  James  Regel,  the  former  President  and Chief
Executive Officer of Network Peripherals Inc. since he held such position during the fiscal year ended December 31, 2001. The  compensation  information  for Mr.
Regel reflects compensation from Network Peripherals Inc.

                           Summary Compensation Table

                                                                                         Long Term
Name and Principal Position                            Annual Compensation              Compensation
-------------------------------            -----------------------------------------    ------------

                                                                       Other Annual      Securities         All Other
                                             Salary        Bonus       Compensation      Underlying        Compensation
                                   Year       ($)         ($)(1)          ($)(2)         Options (#)          ($)(3)
                                  ------   ----------  ------------   ---------------   ------------     -----------------

ReiJane Huai..................     2001     $170,833         --           $ 8,000            --             $ 239,924
Chairman and Chief                 2000        --            --              --              --                 --
Executive Officer

Jacob Ferng...................     2001     $ 95,833     $ 20,000            --                                 --
Chief Financial Officer            2000     $ 20,833         --              --            288,743              --
and Vice President

Wayne Lam.....................     2001     $ 96,667     $ 10,000            --               --                --
Vice President-Marketing           2000     $ 41,154         --              --            288,743              --

James Regel (4)...............     2001     $350,000         --              -- (5)        125,000              --
Former President and Chief         2000     $145,833         --              --            375,000              --
Executive Officer of Network
Peripherals Inc.

(1)   Bonuses of $20,000  and $10,000  for Mr.  Ferng and Mr. Lam,  respectively were paid in 2002 for services rendered in 2001.
(2)   Mr. Huai was given an automobile allowance of $8,000 in 2001.

(3)   Mr.  Huai  was  reimbursed  $239,924  in  June  2001  for the  payment  of
      Hart-Scott-Rodino  filing  fees as well as all  taxes  that  were due as a result of this reimbursement.  The filing fees were incurred in connection with FalconStor's merger with Network Peripherals Inc.
(4)   Mr. Regel joined Network Peripherals Inc. in 2000.
(5)   Mr. Regel will also receive an additional  $233,000 in 2002 related to his severance  agreement plus an amount equal to $1,000,000 minus the value of his in-the-money options on August 22, 2002.

                        Option Grants During 2001 Fiscal Year

            The  following  table  provides  information  related  to options to purchase Common Stock granted to James Regel during 2001. The Company  currently does not have any plans providing for the grant of stock appreciation rights.

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                                Rates of Stock Price
                                                                                                 Appreciation for
                               Individual Grants                                                  Option Term(2)
----------------------------------------------------------------------------------------------------------------------------
                               % of Total
               Number of         Options
              Securities       Granted to          Exercise or
              Underlying       Employees in        Base Price
   Name        Option(#)       Fiscal Year         ($/Sh)(1)          Expiration Date            5%              10%
----------------------------------------------------------------------------------------------------------------------------

James Regel    125,000             5%                $7.625           January 26, 2001         $599,415       $1,519,036

(1) The option exercise price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing. The exercise price is equal to or greater  than the fair  market  value of the Common  Stock on the date of grant.

(2) The potential  realizable  value portion of the foregoing table  illustrates values that might be realized upon exercise of the options  immediately prior to the  expiration  of their  term,  assuming  the  specified  compounded  rates of appreciation on the Company's  Common Stock over the term of the options.  These numbers do not take into account  provisions  of certain  options  providing for
termination    of   the   option    following    termination    of   employment,
non-transferability  or  differences  in  vesting  periods.  Regardless  of  the theoretical  value of an option,  its ultimate value will depend upon the market value of the Common  Stock at a future  date,  and that  value will  depend on a variety of factors,  including the overall condition of the stock market and the
Company's  results  of  operations  and  financial  condition.  There  can be no assurance that the values reflected in this table will be achieved.

                                      -13-

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

            No options were exercised by any Named Executive  Officer during the fiscal year ended  December 31, 2001.  The  following  table sets forth  certain information  concerning  unexercised  stock options held by the Named  Executive
Officers as of December 31, 2001.

                                        Number of Securities Underlying          Value of Unexercised In-the-
                                           Unexercised Options at 2001                Money Options at
                                               Fiscal Year-End (#)               Fiscal Year-End 2001 ($)(1)
Name                                       Exercisable/Unexercisable             Exercisable/Unexercisable
----                                    -------------------------------          -------------------------
ReiJane Huai.....................                     0/0                                   0/0
Jacob Ferng......................               95,285/193,458                      $830,284/$1,685,735
Wayne Lam........................               95,285/193,458                      $830,284/$1,685,735
James Regel......................                  500,000/0                            $179,315/0

-------------------

(1)   On December 31, 2001, the last reported sales price of the Common Stock as reported on The Nasdaq National Market was $9.06.

                              Employment Agreements

            The Company has entered into an  employment  agreement  with ReiJane
Huai dated as of September 2001, providing for the employment of such individual as Chairman,  President and Chief Executive  Officer.  The employment  agreement provides that Mr. Huai shall devote  substantially  all of his professional time to the business of the Company.  The employment agreement provides a base salary in the amount of $150,000, subject to an increase of $15,000 per annum, provided that the Company's  earnings were higher than the previous year, as certified by either the Company's Chief Financial Offer or its independent  auditors and such other increases as determined by the Board of Directors.  The agreement contains non-competition,  confidentiality and non-solicitation provisions that apply for twenty-four months after cessation of employment.

                                      -14-

                              Severance Agreements

            The Company has entered into Change of Control  Contracts  with each of  ReiJane  Huai,  Wayne Lam and Jacob  Ferng  dated as of  December  2001 that provide  for  severance  pay and  incidental  benefits  if there is a change  in control of the  Company  (as  defined in the Change of Control  Contracts).  The payment is a lump sum payment equal to 4.0 times one year's annual compensation.
The agreements also provide such individuals with the right to replace all stock options whether vested or not with fully vested stock options,  or alternatively the right to receive a cash payment for  surrendering  the options  equal to the difference  between the full exercise price of each option  surrendered  and the greater  of the price per share  paid by the  acquirer  in the change of control transaction or the market price of the Company's Common Stock on the date of the change of control.  Finally, the agreements provide that if any excise taxes are imposed on Messrs.  Huai, Lam and Ferng by Section 4999 of the Internal  Revenue
Code of 1986, as amended, the Company will make them whole.

            Report on Repricing of Options.  None of the stock  options  granted under any of the Company's plans were repriced in the fiscal year ended 2001.

            Compensation Committee Interlock and Insider Participation.  Messrs.
ReiJane Huai,  Lawrence S. Dolin and Steven R. Fischer  served as members of the
Compensation  Committee of the Board of  Directors  during the fiscal year ended
December  31, 2001.  For  information  relating to  transactions  involving  the
Company and such  individuals,  please see  "Certain  Relationships  and Related
Transactions."

                                      -15-

Audit Committee Report

            The Board of  Directors  appoints  an Audit  Committee  each year to review the Company's  financial matters.  The members of the Audit Committee are
Lawrence S. Dolin,  Steven H. Owings and Steven R.  Fischer.  Each member of the
Company's  Audit  Committee  meets  the  independence  requirements  set  by the
Securities  Exchange  Commission (the "SEC") and the Nasdaq National Market. The
Audit  Committee  operates  under a  written  charter  adopted  by the  Board of
Directors.

            The primary purpose of the Audit Committee is to assist the Board of
Directors in fulfilling its  responsibility  to oversee the Company's  financial reporting  activities.  The Audit Committee meets with the Company's independent accountants  and reviews the scope of their audit,  report and  recommendations.
The Audit  Committee also  recommends to the Board of Directors the selection of the Company's independent  accountants.  The Audit Committee met one time during fiscal 2001.  The Audit  Committee  members  reviewed and  discussed the audited financial  statements  for  the  fiscal  year  ending  December  31,  2001  with management.  The Audit  Committee also discussed all the matters  required to be
discussed  by  Statement  of  Auditing   Standard  No.  61  with  the  Company's
independent  auditors,  KPMG  LLP.  The Audit  Committee  received  the  written disclosures and the letter from KPMG LLP as required by  Independence  Standards
Board  Standard  No.  1 and has  discussed  the  independence  of KPMG  LLP with representatives of such firm.

            Based on their review and the discussions described above, the Audit
Committee  recommended  to the Board of  Directors  that the  Company's  audited financial  statements be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

                                Audit Committee
                                ---------------
                                Lawrence S. Dolin
                                Steven H. Owings
                                Steven R. Fischer

2001   Compensation   Committee/Stock   Option  Committee  Report  on  Executive
Compensation:

            General

            The Compensation  Committee/Stock  Option  Committee  determines the cash and  other  incentive  compensation,  if any,  to be paid to the  Company's executive  officers and key employees and is responsible for the  administration and award of stock options under the Company's 2000 Plan.  Messrs.  Huai,  Dolin and  Fischer  serve  as  members  of  the  Compensation

                                      -16-

Committee/Stock  Option  Committee.  Messrs.  Dolin and Fischer are non-employee directors of the Company, as defined under Rule 16b-3 of the Securities Exchange
Act of 1934,  as  amended.  Mr.  Huai  serves as  Chairman  of the  Compensation
Committee/Stock  Option  Committee.  The  Compensation   Committee/Stock  Option
Committee met one time during the fiscal year ended December 31, 2001.

            Compensation Philosophy

            The  Compensation   Committee/Stock   Option  Committee's  executive
compensation  philosophy is to base management's pay, in part, on achievement of the Company's  annual and long-term  performance  goals, to provide  competitive levels of  compensation,  to recognize  individual  initiative,  achievement and length of service to the Company,  and to assist the Company in  attracting  and
retaining  qualified  management.   The  Compensation   Committee/Stock   Option
Committee also believes that the potential for equity ownership by management is
beneficial  in  aligning   management's  and  stockholders'   interests  in  the
enhancement of stockholder  value. The Company has not established a policy with regard to Section  162(m) of the Internal  Revenue Code of 1986, as amended (the
"Code").

            Salaries

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at other comparable  companies.  Base salary compensation of executive officers  is  reviewed  annually  by  the  Compensation  Committee/Stock  Option
Committee,  and  recommendations  of  the  Compensation  Committee/Stock  Option
Committee in that regard are acted upon by the Board of Directors. Annual salary adjustments  are  determined  by evaluating  the  competitive  marketplace;  the performance of the Company which includes,  operating results of the Company and cash  management,  quality of products;  the  performance of the executive;  the
length  of  the   executive's   service  to  the  Company   and  any   increased
responsibilities assumed by the executive. The Company places itself between the low and medium levels in determining  salaries  compared to the other comparable storage software companies.

            Incentive Compensation

            The  Company  from  time  to  time  will  consider  the  payment  of discretionary  bonuses to its  executive  officers.  Bonuses would be determined based,  first, upon the level of achievement by the Company of its strategic and operating  goals  and,  second,  upon  the  level  of  personal  achievement  by participants.  The  achievement  of goals by the Company  includes,  among other things,  the performance of the Company as measured by the operating  results of the Company and quality of products.  The achievement of personal goals includes the actual  performance of the department of the Company for which the executive officer has responsibility as compared to the planned performance thereof, other individual  contributions,  the ability to manage and

                                      -17-

motivate  employees  and the  achievement  of  assigned  projects.  Bonuses  are determined  annually after the close of each fiscal year. Despite achievement of personal  goals,  bonuses  may not be given  based upon the  performance  of the
Company as a whole.

            Compensation of Chief Executive Officer

            Mr. Huai's  salary in 2001 was $170,833.  Mr. Huai's salary is based upon the factors described in the "Salaries" paragraph above and his base salary is now set forth in his employment contract.

            Stock Option and Other Plans

            The  Company did not award  options to any of the current  Executive
Officers  in 2001.  It is the  philosophy  of the  Compensation  Committee/Stock
Option  Committee  that stock  options  should be awarded  to  employees  of the
Company to promote long-term  interests between such employees and the Company's stockholders  through  an  equity  interest  in the  Company  and  assist in the retention of such employees.  The Compensation  Committee/Stock Option Committee
also considered the amount and terms of options  previously granted to executive
officers.  The  Compensation   Committee/Stock  Option  Committee  believes  the
potential  for  equity   ownership  by  management  is  beneficial  in  aligning
management's and stockholders' interest in the enhancement of stockholder value.

                                 Compensation Committee/Stock Option Committee:
                                 ---------------------------------------------
                                 ReiJane Huai, Chairman
                                 Lawrence S. Dolin
                                 Steven R. Fischer

                                      -18-

            Common Stock Performance:  The following graph compares, for each of the periods indicated,  the percentage change in the Company's  cumulative total stockholder  return on the  Company's  Common  Stock with the  cumulative  total return of a) an index consisting of Computer Software and Services companies,  a peer group index,  and b) Russell 3000 Index,  a broad equity market index.  The
Company changed its peer group index (from Nasdaq Computer Manufacturer Index to
Computer  Software and  Services)  and its broad market index (from Nasdaq Stock
Market  Index to  Russell  3000  Index) as a result of the merger  described  in
"Certain  Relationships and Related Transactions," in which the Company became a provider of storage networking  infrastructure software (as opposed to designing and selling Ethernet switching  solutions designed for local area networks).  In accordance  with Regulation S-K, the Company is required to include its previous peer group index and broad market index in this Proxy Statement. The stock price information  for the  Company  at fiscal  year ends  prior to fiscal  year ended
December 31, 2001, reflects the stock price of Network Peripherals, Inc.

                               [PERFORMANCE GRAPH]

                               Fiscal year ending

------------------------------------------------------------------------------------------------------------------------------------
                                               12/31/96    12/31/97       12/31/98       12/31/99        12/31/00       12/31/01
------------------------------------------------------------------------------------------------------------------------------------
FalconStor Software, Inc.                      100.00       40.85            25.35         266.20          36.27           51.04
------------------------------------------------------------------------------------------------------------------------------------
Computer Software and Services                 100.00      120.65           180.07         309.02          185.66         164.49
------------------------------------------------------------------------------------------------------------------------------------
Russell 3000 Index                             100.00      131.78           163.17         194.77          178.15         155.64
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Computer Manufacturer Index             100.00      146.67           377.26         743.16          471.99         273.63
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index                      100.00      122.32           172.52         304.29          191.25         152.46
------------------------------------------------------------------------------------------------------------------------------------

            There can be no assurance that the Common Stock's  performance  will continue with the same or similar trends depicted in the graph above.

                                      -19-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On August 22, 2001,  pursuant to an Agreement and Plan of Merger and
Reorganization, (the "Merger Agreement"), FalconStor, Inc. ("FalconStor") merged with Network  Peripherals Inc. ("NPI"),  with NPI as the surviving  corporation.
Under the terms of the Merger  Agreement,  all of FalconStor's  preferred shares were converted into common shares and the  stockholders  of FalconStor  received
0.721858  shares of NPI common stock for each share of  FalconStor  common stock
that  they  held.  Although  NPI  acquired  FalconStor,   as  a  result  of  the
transaction,  FalconStor stockholders held a majority of the voting interests in the combined enterprise after the merger. Accordingly,  for accounting purposes, the acquisition was a "reverse  acquisition"  and FalconStor was the "accounting acquiror." Further, as a result of NPI's decision on June 1, 2001 to discontinue its  NuWave  and  legacy  business,  at  the  time  of  the  merger  NPI  was  a non-operating  public  shell  with  no  continuing  operations,  and  FalconStor purchased no intangible assets associated with NPI. As a result, the transaction was accounted for as a recapitalization  of FalconStor and recorded based on the fair value of NPI's net tangible assets acquired by FalconStor, with no goodwill
or  other  intangible  assets  being  recognized.   The  conversion  of  all  of
FalconStor's  preferred  stock  into  common  stock  resulted  in an  additional
20,207,460 shares of common stock outstanding and, for accounting purposes,  the merger resulted in the issuance of 13,348,605  common shares to NPI's pre-merger shareholders.  In  connection  with the  merger,  the name of NPI was changed to
FalconStor  Software,  Inc. The  following  directors,  executive  officers,  5%
stockholders and entities affiliated with 5% stockholders  acquired common stock in the merger: ReiJane Huai - 10,824,260 shares; Wayne Lam - 3,537 shares; Barry
Rubenstein  - 1,812,903  shares;  Brookwood  Partners - 526,956  shares;  Seneca
Ventures-  642,453  shares;  Wheatley  Associates  III,  L.P.-  299,809  shares;
Wheatley Foreign Partners,  L.P. - 41,008 shares; Wheatley Foreign Partners III,
L.P. - 293,012 shares;Wheatley Partners, L.P. - 484,051 shares;Wheatley Partners
II, L.P. - 180,089  shares;  Wheatley  Partners  III,  L.P. - 1,370,015  shares;
Woodland  Partners - 692,983  shares;  Woodland  Venture Fund - 743,513  shares;
Irwin Lieber - 1,905,705 shares; Barry Fingerhut - 303,180 shares; Seth Lieber -
115,497 shares;  Applegreen Partners - 346,491 shares;  Jonathan Lieber - 25,265 shares; and Marilyn Rubenstein - 8,258 shares.

            On October 2, 2001, the Company invested approximately $2,300,000 in a private  placement of Network-1  Security  Solutions,  Inc.  ("Network-1"),  a
publicly  traded  corporation  that  develops and markets  intrusion  prevention software products. For its investment,  the Company received 1,084,935 shares of preferred  stock,  which if  converted  into common  stock,  would  represent an approximate  16.5%  ownership of  Network-1.  The following 5%  stockholders  or entities  affiliated  with 5%  stockholders  of the Company  also  invested  the following approximate amounts in the private placement of Network-1:  Applegreen
Partners - $75,000;  Brookwood Partners - $250,000;  Barry Fingerhut - $350,000;
Irwin Lieber - $350,000; Jonathan Lieber - $25,000; Seth Lieber - $25,000; Barry
Rubenstein - $100,000;  Seneca Ventures - $350,000;  Wheatley  Partners,  L.P. -
$184,000; Wheatley Partners II, L.P. - $200,000;

                                      -20-

Wheatley  Foreign  Partners,  L.P. -  $16,000;  Woodland  Partners  -  $200,000;
Woodland Venture Fund - $450,000.

            Barry  Rubenstein,  a 5%  stockholder,  may  be  deemed  to  be  the beneficial owner of the securities acquired by Seneca Ventures, Woodland Venture
Fund,  Woodland Partners,  Brookwood  Partners,  Wheatley  Associates III, L.P.,
Wheatley Foreign Partners,  L.P.,  Wheatley Foreign Partners III, L.P., Wheatley
Partners, L.P., Wheatley Partners II, L.P. and Wheatley Partners III, L.P. Barry
Fingerhut and Irwin Lieber,  each of whom are 5% stockholders,  may be deemed to be a beneficial  owner of the securities  acquired by Wheatley  Associates  III,
L.P.,  Wheatley  Foreign  Partners,  L.P.,  Wheatley Foreign Partners III, L.P.,
Wheatley Partners,  L.P.,  Wheatley Partners II, L.P. and Wheatley Partners III,
L.P. Seth Lieber and Jonathan Lieber,  each of whom are 5% stockholders,  may be deemed  to be the  beneficial  owners of the  securities  acquired  by  Wheatley
Associates III, L.P., Wheatley Foreign Partners, L.P., Wheatley Foreign Partners
III, L.P.,  Wheatley  Partners,  L.P.,  Wheatley  Partners II, L.P. and Wheatley
Partners  III,  L.P.  and  Applegreen   Partners.   Marilyn  Rubenstein,   a  5%
stockholder,  may be deemed to be a beneficial owner of the securities  acquired by Seneca Ventures,  Brookwood Partners,  Woodland Partners and Woodland Venture
Fund.

                                      -21-

                                 PROPOSAL NO. 2

     APPROVAL OF AMENDMENTS TO THE 1994 OUTSIDE DIRECTORS STOCK OPTION PLAN

            The Board of Directors proposes that the amendments to the 1994 Plan
(the "Plan  Amendment") be approved,  whereby (i) the number of shares  issuable upon the exercise of options under the 1994 Plan would be increased from 150,000
to  500,000,   (ii)  the  initial  grant  of  shares  underlying   options  each
non-employee  director  is  entitled  to  receive  on  the  day  they  become  a non-employee  director would be increased from 15,000 to 50,000 shares of Common
Stock and (iii) the annual grant for shares underlying  options for non-employee directors would be increased from 5,000 to 10,000 shares.

            As of the  Record  Date,  options to  purchase  14,584  shares  were available for grant under the 1994 Plan and options to purchase  125,000  shares were  issued  and  outstanding,  with  a  weighted  average  exercise  price  of approximately  $10.96.  All such issued options vest over a four-year period. If the Plan  Amendment is  approved,  then each of Steven R.  Fischer,  Lawrence S.
Dolin and Steven H. Owings will  receive  options to purchase  35,000  shares of
Common Stock.

            The  Board of  Directors  believes  it is in the  Company's  and its stockholders'  best  interests  to approve the Plan  Amendment  because it would allow the  Company  to  continue  to grant  options  under  the 1994 Plan  which facilitates the benefits of the additional  incentive  inherent in the ownership of Common  Stock by  directors  and helps the  Company  retain the  services  of directors.  The 1994 Plan,  as  proposed  to be amended  hereby,  is intended to assist the Company in  securing  and  retaining  directors  by allowing  them to participate  in the  ownership  and growth of the  Company  through the grant of nonqualified  stock  options.  The  granting of such  options  serves as partial consideration for and gives optionees an additional  inducement to remain in the service of the Company and its  subsidiaries and provides them with an increased incentive to work towards the Company's success.

            On April 26, 1994,  the Board of  Directors  of NPI,  the  Company's
predecessor,  adopted  the 1994  Plan.  The 1994 Plan was  approved  at the 1994
Annual Meeting of NPI stockholders. On February 18, 1997, the Board of Directors of NPI amended the 1994 Plan  whereby (i) the formula for  granting  options was changed,  (ii) the option vesting provisions applicable in the event of a change in control was changed,  and (iii) the requirements for stockholder  approval of subsequent amendments to the 1994 Plan were revised.

            The proposed  amendments  to the 1994 Plan are attached as Exhibit A to this Proxy Statement.

                                      -22-

SUMMARY OF THE 1994 PLAN, AS AMENDED

            The  following  summary  of  the  1994  Plan,  assuming  stockholder approval of the Plan  Amendment,  is  qualified  in its entirety by the specific language of the 1994 Plan.

            General.   The  1994  Plan  provides  for  the  automatic  grant  of
nonstatutory stock options to nonemployee directors of the Company.

            Shares  Subject to Plan. A maximum of 500,000 of the  authorized but unissued  or  treasury  shares of the common  stock of the Company may be issued upon the  exercise  of  options  granted  under  the 1994  Plan.  Upon any stock dividend,  stock  split,  reverse  stock split,  recapitalization,  combination, reclassification,  or similar  change in the capital  structure  of the Company, appropriate  adjustments will be made to the shares subject to the 1994 Plan, to the terms of the automatic grant of options  described below, and to outstanding options.  To the extent that any outstanding  option under the 1994 Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are  repurchased by the Company,  the shares of Common Stock for which such option is not exercised or the repurchased  shares are returned to the plan and again become available for grant.

            Administration.  The 1994 Plan is intended to operate  automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors or a duly appointed  committee of the Board (hereinafter  referred to collectively as the "Board").  However,  the
Board has no discretion to select the  nonemployee  directors of the Company who are  granted  options  under the 1994 Plan,  to set the  exercise  price of such options,  to  determine  the  number  of  shares  for which or the time at which particular options are granted or to establish the duration of such options. The
Board is authorized to interpret the 1994 Plan and options  granted  thereunder, and all  determinations  of the Board will be final and  binding on all  persons having an interest in the 1994 Plan or any option.

            Eligibility.  Only  directors  of the  Company  who,  at the time of grant,  are  not  employees  of the  Company  or of  any  parent  or  subsidiary corporation of the Company (the "Outside Directors") are eligible to participate in the 1994 Plan. Currently, the Company has three Outside Directors.

            Automatic  Grant of Options.  Each person first elected or appointed as an Outside  Director prior to August 22, 2001 was granted  automatically,  on the date of such  initial  election  or  appointment,  an  option  (an  "Initial
Option") to purchase  15,000 shares of Common Stock.  On the date of each annual meeting of  stockholders  of the Company prior to August 22, 2001, an additional option (an "Annual Option") to purchase 5,000 shares of Common Stock was granted automatically  to each  Outside  Director,  other than an Outside  Director  who received  an  Initial  Option  within six  months  prior to the annual  meeting.
Provided that the stockholders approve the proposed amendments to the 1994 Plan, on and after  August 22, 2001,  each Initial  Option will be for the purchase of
50,000 shares of Common Stock and each Annual Option will be for the purchase of
10,000 shares of Common Stock.

                                      -23-

            Terms and Conditions of Options.  Each option granted under the 1994
Plan is  evidenced  by a written  agreement  between the Company and the Outside
Director  specifying  the  number of shares  subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1994
Plan.  The exercise  price per share of any option  granted  under the 1994 Plan must equal the fair market value, as determined pursuant to the plan, of a share of the Company's Common Stock on the date of grant.  Generally,  the fair market value of the  Common  Stock will be the  closing  price per share on the date of grant as reported on The Nasdaq National Market.  The exercise price may be paid in cash, by check, or in cash  equivalent,  by tender of shares of the Company's
Common Stock owned by the optionee  having a fair market value not less than the exercise  price,  by the  assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these.

            Options granted under the 1994 Plan become  exercisable at a rate of
25% one year after the date of grant and then  ratably  in monthly  installments over the succeeding three years of service.  The term of each option is 10 years after  the date of  grant,  subject  to  earlier  termination  in the  event the optionee's  service  with the  Company  ceases  or in the  event of a Change  in
Control of the Company,  as discussed below. The Board has amended the 1994 Plan to provide  that  options  will remain  exercisable  for 12 months  following an optionee's  termination  of service,  unless such  termination  results from the optionee's death or disability, in which case the option remains exercisable for
36 months following the optionee's termination of service,  provided that in any event the  option  must be  exercised  no later  than its  expiration  date.  In addition,  the Board has amended  the 1994 Plan to provide  that  "service"  for purposes  of the 1994 Plan will mean  service to the  Company  in any  capacity, whether as a director, employee or consultant.

            In general,  during the lifetime of the optionee,  the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and  distribution.  However,  in order to facilitate estate planning by the directors,  the 1994 Plan provides that, with the consent of the Board, the optionee may transfer all or a portion of the option to (i) an immediate family member,  (ii) a trust for the exclusive benefit of the optionee and/or one or more immediate  family  members,  (iii) a partnership in which the optionee and/or one or more immediate  family members are the only partners,  or
(iv)  such  other  person or entity  as the  Board  permits.  For this  purpose,
"immediate family member" means the optionee's spouse,  former spouse,  children or grandchildren, whether natural or adopted.

            Change in Control.  The 1994 Plan provides that, in the event of (i)
a merger or consolidation in which the Company is not the surviving  corporation or in which the  stockholders  of the  Company  before such  transaction  do not retain after such  transaction,  directly or indirectly,  at least a majority of the  beneficial  interest  in the voting  stock of the  Company,  (ii) the sale, exchange or transfer  of all or  substantially  all of the assets of the Company other than to one or more subsidiary corporations,  (iii) the direct or indirect sale or exchange by the

                                      -24-

stockholders  of the  Company  of all or  substantially  all of the stock of the
Company where the  stockholders  of the Company  before such  transaction do not retain after such  transaction,  directly or indirectly,  at least a majority of the  beneficial  interest  in  the  voting  stock  of  the  Company,  or  (iv) a liquidation or  dissolution of the Company (a "Change in Control"),  all options outstanding under the 1994 Plan will become  immediately  exercisable and vested in full as of the date ten days prior to the Change in Control. In addition, the acquiring  or  successor  corporation  may  assume or  substitute  substantially equivalent  options  for the  options  outstanding  under the 1994 Plan.  To the extent  that  the  options  outstanding  under  the 1994  Plan are not  assumed, substituted  for,  or  exercised  prior to the  Change  in  Control,  they  will terminate.

            Termination or Amendment.  Unless  earlier  terminated by the Board, the 1994 Plan will  terminate on April 24, 2007.  The 1994 Plan provides that it may be  terminated or amended by the Board at any time,  subject to  stockholder approval  only if such  amendment  would  increase the total number of shares of
Common Stock reserved for issuance thereunder.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            Non-Qualified Stock Options.  Upon exercise of a non-qualified stock option granted under the 1994 Plan, the grantee will recognize  ordinary  income in an amount equal to the excess of the fair market value of the shares received over the exercise  price of such shares.  That amount  increases  the  grantee's basis in the  stock  acquired  pursuant  to the  exercise  of the  non-qualified option.  Upon a subsequent sale of the stock,  the grantee will incur short-term or long-term  gain or loss  depending upon his holding period for the shares and upon the shares'  subsequent  appreciation  or  depreciation  in the value.  The
Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

            Summary of Tax Consequences.  This outline is no more than a summary of the  federal  income tax  provisions  relating  to the grant and  exercise of options and stock appreciation rights under the 1994 Plan and the sale of shares acquired under the 1994 Plan.  Individual  circumstances may vary these results.
The federal income tax laws and  regulations are constantly  being amended,  and each participant  should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 1994 Plan.

            The Board  believes it is in the Company's best interests to approve the 1994 Plan,  which would allow the Company to continue to grant options under the 1994 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's Common Stock by directors.

AMENDED PLAN BENEFITS

            The following table sets forth the grants of stock options that will be received under the 1994 Plan during the fiscal year ending  December 31, 2002 by all current  directors  who are not

                                      -25-

executive  officers  as a group,  if the  foregoing  proposal is approved by the stockholders.  None of the other groups or  individuals  for whom  disclosure in this table would  otherwise be required in the  following  table are eligible to participate  in the 1994  Plan.  Benefits  under the 1994 Plan will  depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise  decisions made by the optionees.  Consequently it is not possible to determine  the benefits  that might be received by persons granted options under the 1994 Plan.

                                NEW PLAN BENEFITS

------------------------------------------------------------------------------------------------
                             Amended Plan Grants in 2002       Current Plan Grants in 2001
------------------------------------------------------------------------------------------------
                           Exercise Price       Number of      Exercise Price    Number of
                              Pre Share           Shares          Per Share       Shares
------------------------------------------------------------------------------------------------
Lawrence Dolin                   *               45,000             $9.60          15,000
------------------------------------------------------------------------------------------------
Steven Fischer                   *               45,000             $9.60          15,000
------------------------------------------------------------------------------------------------
Steven Owings                    *               45,000             $9.60          15,000
------------------------------------------------------------------------------------------------
All Outside
Directors as a
Group                            *              135,000             $9.60          45,000
------------------------------------------------------------------------------------------------
* Options  will be granted at the fair market  value of the Common  Stock on the date of the 2002 Annual Meeting.

Recommendation of the Board of Directors

            THE  BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  1994  OUTSIDE
DIRECTORS STOCK OPTION PLAN AMENDMENT.

                                      -26-

                                 PROPOSAL NO. 3

               APPROVAL OF AMENDMENT TO THE 2000 STOCK OPTION PLAN

            The Board of Directors  proposes that the amendment to the 2000 Plan
(the "2000 Plan  Amendment") be approved,  whereby the number of shares issuable upon the  exercise  of  options  under the 2000  Plan  would be  increased  from
8,662,296 to 10,662,296.

            As of the Record  Date,  options to purchase  1,993,394  shares were available for grant under the 2000 Plan and options to purchase 6,001,856 shares were  issued  and  outstanding,  with  a  weighted  average  exercise  price  of approximately  $2.24 per share.  All such issued  options vest over a three-year period.

            The 2000 Plan is  intended  to assist the  Company in  securing  and retaining  employees,  officers,  consultants and advisors (the  "Optionees") by allowing them to participate in the ownership and growth of the Company  through the grant of incentive  and  nonqualified  stock  options.  The granting of such options  serves  as  partial  consideration  for  and  gives  the  Optionees  an additional  inducement  to  remain  in  the  service  of  the  Company  and  its subsidiaries  and provides them with an increased  incentive to work towards the
Company's success. Shares of Common Stock may be issued under the 2000 Plan upon the  exercise  of  incentive  stock  options,  as defined in Section  422 of the
Internal Revenue Code of 1986, as amended (the "Code"),  and nonqualified  stock options.

            The  Board of  Directors  believes  it is in the  Company's  and its stockholders' best interests to approve the 2000 Plan Amendment because it would allow the  Company  to  continue  to grant  options  under  the 2000 Plan  which facilitates the benefits of the additional  incentive  inherent in the ownership of Common Stock by the  Optionees  and helps the Company  retain the services of these Optionees.

            The proposed  Amendment to the 2000 Plan is attached as Exhibit B to this Proxy Statement.

SUMMARY OF THE 2000 PLAN, AS AMENDED

            The  following  summary  of  the  2000  Plan,  assuming  stockholder approval of the above  amendment,  is  qualified in its entirety by the specific language of the 2000 Plan.

            General.  The 2000  Plan  provides  for the grant of  incentive  and nonqualified stock options to employees,  officers,  consultants and advisors of the Company.

            Shares  Subject to Plan. A maximum of 10,662,296  of the  authorized but unissued or treasury shares of the common stock of the Company may be issued upon the  exercise  of  options  granted  under  the 2000  Plan.  Upon any stock dividend,  stock  split,  reverse  stock split,

                                      -27-

recapitalization,  combination,  reclassification,  or  similar  change  in  the capital  structure of the Company,  appropriate  adjustments will be made to the shares subject to the 2000 Plan and to outstanding  options.  To the extent that any  outstanding  option  under the 2000 Plan  expires  or  terminates  prior to exercise  in full or if  shares  issued  upon  the  exercise  of an  option  are repurchased by the Company,  the shares of Common Stock for which such option is not exercised or the repurchased  shares are returned to the 2000 Plan and again become available for grant.

            Administration. The 2000 Plan will be administered by a Stock Option
Committee, consisting of two or more members of the Board of Directors appointed by the Board of Directors. The Stock Option Committee will approve option grants to employees,  officers, consultants and advisors of the Company, subject to the provisions of the 2000 Plan. The Stock Option Committee will also make any other determinations  necessary or advisable for the  administration of the 2000 Plan.
The determinations by the Stock Option Committee will be final and conclusive.

            Eligibility.  Employees,  officers,  consultants and advisors of the
Company are eligible to participate in the 2000 Plan.

            Terms and Conditions of Options.  Each option granted under the 2000
Plan is  evidenced by a written  agreement  between the Company and the optionee specifying  the number of shares  subject to the option and the other  terms and conditions of the option, consistent with the requirements of the 2000 Plan. The purchase  price of each share of Common  Stock  purchasable  under an  incentive option shall be determined  by the Stock Option  Committee at the time of grant, but shall not be less than 100% of the fair value of such share of Common  Stock on the date the option is granted;  provided,  however,  that with respect to an optionee  who, at the time such  incentive  option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all classes of stock of the Company or of any  Subsidiary,  the purchase  price  per share of Common  Stock  shall be at least  110% of the fair market value per share of Common Stock on the date of grant.  The purchase price of each share of Common Stock purchasable under a nonqualified  option shall not be less than 80% of the fair market  value of such share of Common  Stock on the date the option is granted. Generally, the fair market value of the Common Stock will be the  closing  price  per share on the date of grant as  reported  on The
Nasdaq National Market.  The exercise price may be paid in cash, by check, or in cash equivalent,  by tender of shares of the Company's Common Stock owned by the optionee  having a fair market  value not less than the exercise  price,  by the assignment  of the  proceeds  of a sale of some or all of the  shares  of Common
Stock being acquired upon the exercise of the option,  or by any  combination of these.

            Options granted under the 2000 Plan become  exercisable at such time or times and subject to such terms and  conditions as shall be determined by the
Stock Option  Committee  at the time of grant.  The term of each option shall be determined  by the Stock Option  Committee

                                      -28-

(but  shall  not be more  than 10 years  after the date of  grant),  subject  to earlier termination in the event the optionee's service with the Company ceases.

            In general,  during the lifetime of the optionee,  the option may be exercised only by the optionee and may not be transferred or assigned, except by will or the laws of descent and  distribution.  However,  the 2000 Plan provides that, with the consent of the Stock Option Committee, an optionee may transfer a nonqualified  option to (i) a trust for the exclusive benefit of the optionee or
(ii) a member  of the  optionee's  immediate  family  (or a trust for his or her benefit).

            Termination or Amendment.  Unless  earlier  terminated by the Board, the 2000 Plan will  terminate on May 1, 2010. The 2000 Plan provides that it may be  terminated  or  amended  by the Board at any time,  subject  to  stockholder approval  only if such  amendment  would  increase the total number of shares of
Common Stock reserved for issuance thereunder.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            Incentive  Stock Options.  Incentive stock options granted under the
2000 Option  Plan are  intended to be  "incentive  stock  options" as defined by
Section 422 of the Code.  Under  present law, the grantee of an incentive  stock option will not  realize  taxable  income upon the grant or the  exercise of the incentive  stock option and the Company will not receive an income tax deduction at either  such time.  If the  grantee  does not sell the shares  acquired  upon exercise of an  incentive  stock  option  within  either (i) two years after the grant of the incentive  stock option or (ii) one year after the date of exercise of the  incentive  stock option,  the gain upon a subsequent  sale of the shares will be taxed as long-term  capital gain.  If the grantee,  within either of the above  periods,  disposes of the shares  acquired upon exercise of the incentive stock option,  the grantee will recognize as ordinary  income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii)
the  difference  between the  exercise  price and the fair  market  value of the shares on the date of exercise.  In such event, the Company would be entitled to a corresponding  income tax deduction equal to the amount recognized as ordinary income  by the  grantee.  The gain in excess of such  amount  recognized  by the grantee  as  ordinary  income  would  be taxed as a  long-term  capital  gain or short-term  capital  gain  (subject  to  the  holding  period  requirements  for long-term or short-term capital gain treatment).

            Unless the shares  subject to an incentive  stock option are subject to a risk of forfeiture at the time the option is exercised, the exercise of the incentive  stock  option will  result in the excess of the  stock's  fair market value on the date of exercise  over the  exercise  price  being  included in the optionee's  alternative minimum taxable income (AMTI). If the shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be  included  in AMTI when the risk of  forfeiture  lapses or the shares  become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and  depends  upon an  individual's  overall  tax  situation.  Before exercising an incentive  stock  option,  a grantee  should  discuss the possible

                                      -29-

application  of the  alternative  minimum  tax with his tax  advisor in order to determine the tax's impact.

            Non-Qualified Stock Options.  Upon exercise of a non-qualified stock option granted under the 2000 Plan, the grantee will recognize  ordinary  income in an amount equal to the excess of the fair market value of the shares received over the exercise  price of such shares.  That amount  increases  the  grantee's basis in the  stock  acquired  pursuant  to the  exercise  of the  non-qualified option.  Upon a subsequent sale of the stock,  the grantee will incur short-term or long-term  gain or loss  depending upon his holding period for the shares and upon the shares'  subsequent  appreciation  or  depreciation  in the value.  The
Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

            Summary of Tax Consequences.  This outline is no more than a summary of the  federal  income tax  provisions  relating  to the grant and  exercise of options and stock appreciation rights under the 2000 Plan and the sale of shares acquired under the 2000 Plan.  Individual  circumstances may vary these results.
The federal income tax laws and  regulations are constantly  being amended,  and each participant  should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2000 Plan.

            The Board  believes it is in the Company's best interests to approve the 2000 Plan,  which would allow the Company to continue to grant options under the 2000 Plan to secure for the Company the benefits of the additional incentive inherent in the ownership of shares of the Company's  Common Stock by employees, officers, consultants and advisors and to help the Company secure and retain the services of employees, officers, consultants and advisors.

AMENDED PLAN BENEFITS

            The following table sets forth the stock options  outstanding  under the 2000 Plan as of the Record Date.

--------------------------------------------------------------------------------
                                                     Stock Options Outstanding
--------------------------------------------------------------------------------
ReiJane Huai                                                    -0-
--------------------------------------------------------------------------------
Jacob Ferng                                                   193,458
--------------------------------------------------------------------------------
Wayne Lam                                                     288,743
--------------------------------------------------------------------------------
All Executive Officers as a Group                             482,201
--------------------------------------------------------------------------------

                                      -30-

--------------------------------------------------------------------------------
Non-Executive Directors as a Group                              -0-
--------------------------------------------------------------------------------
Non-Executive Officer Employees as a Group                   5,519,655
--------------------------------------------------------------------------------

Recommendation of the Board of Directors

            THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE FOR THE 2000 STOCK OPTION
PLAN AMENDMENT.

                                      -31-

                                 PROPOSAL NO. 4

                         INDEPENDENT PUBLIC ACCOUNTANTS

            The accounting firm of KPMG LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 2002.
Although the selection of accountants does not require  ratification,  the Board of Directors  have  directed  that the  appointment  of KPMG LLP be submitted to stockholders for  ratification  due to the significance of their  appointment by the Company.  If  stockholders  do not ratify the  appointment  of KPMG LLP, the
Board of Directors  will  consider the  appointment  of other  certified  public accountants.  A  representative  of that  firm,  which  served as the  Company's independent  public  accountants for the fiscal year ended December 31, 2001, is expected  to be present at the  Meeting  and,  if he so  desires,  will have the opportunity  to make a statement,  and in any event will be available to respond to appropriate questions.

            Audit Fees:  The  aggregate  fees billed for  professional  services rendered by KPMG LLP for the audit of the Company's annual financial  statements for the fiscal year ended  December  31,  2001 and the reviews of the  financial statements  included  in the  Company's  Form  10-Qs for such  fiscal  year were approximately $120,000.

            Financial  Information  Systems Design And  Implementation  Fees: No
fees were billed for  professional  services  rendered by KPMG LLP for financial information systems design and implementation services for the fiscal year ended
December 31, 2001.

            All Other Fees: The aggregate fees billed for audit related services rendered by KPMG LLP to the Company, for the fiscal year ended December 31, 2001 were approximately  $165,200.  These fees consisted  primarily of reviews of SEC filings and other related issuances of consents and tax services.

            The Audit Committee has considered whether the provision by KPMG LLP of the services covered by the fees other than the audit fees is compatible with maintaining KPMG LLP's independence and believes that it is compatible.

               Changes in and  disagreements  with Accountants on Accounting and
Financial   Disclosure   -  On  August   30,   2001,   the   Company   dismissed
PricewaterhouseCoopers  LLP ("PWC") as its independent accountants.  The reports of PWC on the  Company's  balance  sheets as of  December  31, 2000 and 1999 and related statements of operations,  stockholders'  equity and cash flows for each of the three  years in the period  ended  December  31,  2000 did not contain an adverse  opinion,  disclaimer of opinion or  qualification or modification as to uncertainty,  audit

                                      -32-

scope or accounting  principles.  The Company 's Board of Directors approved the dismissal of PWC on August 30, 2001.  During the fiscal years ended December 31,
2000 and 1999 and during the subsequent  interim period through August 30, 2001, there were no disagreements  with PWC on any matter of accounting  principles or practices,  financial statement disclosure or auditing scope or procedures which disagreements  if not resolved to the satisfaction of PWC would have caused them to make reference  thereto in their report on the financial  statements for such years. During the fiscal years ended December 31, 2000, 1999 and 1998 and during the subsequent  interim period through August 30, 2001, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

            The Company  requested that PWC furnish it a letter addressed to the
SEC stating  whether PWC agrees with the  statements  made by the Company herein and, if not,  stating the  respects  in which it does not agree.  PWC's  letter, dated  September  5, 2001 was filed as  Exhibit  16.1 to a Form 8-K filed by the
Company.

            Simultaneously  with  the  dismissal  of its  former  auditors,  the
Company engaged KPMG LLP, the independent  auditors of FalconStor,  Inc., as its independent  public  auditors,  replacing  its former  auditor,  PWC.  The Audit
Committee of the Board of Directors of the Company  approved the  appointment of
KPMG LLP as its independent  accountants and auditors on August 30, 2001. During the two most recent fiscal years and subsequent interim periods, the Company had not consulted  with KPMG LLP regarding (i) either the  application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was either the subject of  disagreement  on any matter of accounting principles or practices,  financial  statement  disclosure or auditing  scope or procedures or a reportable event (as defined in Item  304(a)(1)(v) of Regulation
S-K).

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR THE  SELECTION OF THE  INDEPENDENT
PUBLIC ACCOUNTANTS.

                             SOLICITATION STATEMENT

            The  Company  will  bear  all  expenses  in   connection   with  the
solicitation of proxies.  In addition to the use of the mail,  solicitations may be made by the Company's regular employees, by telephone,  telegraph or personal contact, without additional compensation.  The Company will, upon their request, reimburse  brokerage  houses and persons  holding  shares of Common

                                      -33-

Stock in the names of the Company's  nominees for their  reasonable  expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

            In order to be considered for inclusion in the proxy materials to be distributed in connection  with the next annual meeting of  stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than December 18, 2002.

            On May 21,  1998 the SEC  adopted an  amendment  to Rule  14a-4,  as promulgated  under the  Securities  and  Exchange Act of 1934,  as amended.  The amendment to Rule  14a-4(c)(1)  governs the Company's  use of its  discretionary proxy voting  authority  with  respect to a  stockholder  proposal  which is not addressed in the Company's proxy statement.  The amendment  provides that if the
Company  does not receive  notice of the  proposal at least 45 days prior to the first  anniversary  of the date of mailing of the prior year's proxy  statement, then the Company  will be permitted to use its  discretionary  voting  authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

            With respect to the Company's 2003 Annual  Meeting of  Stockholders,
if the Company is not provided notice of a stockholder  proposal,  which has not been timely  submitted,  for inclusion in the Company's proxy statement by March
3, 2003 the Company will be permitted to use its discretionary  voting authority as outlined above.

                                  OTHER MATTERS

            So far as now known,  there is no business other than that described above to be presented for action by the  stockholders at the Meeting,  but it is intended  that the proxies  will be voted upon any other  matters and  proposals that may  legally  come  before  the  Meeting  or any  adjournment  thereof,  in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

            The  Company  has  sent,  or is  concurrently  sending,  all  of its stockholders  of record as of March 20, 2002 a copy of its Annual Report on Form
10-K for the fiscal year ended  December  31,  2001.  Such report  contains  the
Company's certified  consolidated financial statements for the fiscal year ended
December 31, 2001.

                                      -34-

                            By Order of the Company,

                            ReiJane Huai, Chairman and Chief Executive Officer

Dated:         Melville, New York
               April 17, 2002

            The Company  will  furnish a free copy of its Annual  Report on Form
10-K for the fiscal year ended  December 31, 2001  (without  exhibits) to all of its  stockholders of record as of March 20, 2002 who will make a written request to Mr. Jacob Ferng,  Chief Financial  Officer,  FalconStor  Software,  Inc., 125
Baylis Road Suite 140 Melville, New York 11747.

                                      -35-

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            FALCONSTOR SOFTWARE, INC.

                     Proxy -- Annual Meeting of Stockholders
                                  May 17, 2002

      The undersigned,  a stockholder of FalconStor  Software,  Inc., a Delaware corporation  (the  "Company"),  does hereby  appoint  ReiJane Huai, the true and lawful attorney and proxy with full power of substitution,  for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the  Company  which the  undersigned  would be  entitled  to vote if  personally present at the 2002 Annual Meeting of  Stockholders of the Company to be held at the Huntington  Hilton,  Route 110 at 598 Broadhollow Road,  Melville,  New York
11747,  on May 17, 2002,  at 9:00 a.m.,  Local Time,  or at any  adjournment  or postponements thereof.

      The undersigned  hereby revokes any proxy or proxies  heretofore given and acknowledges  receipt  of a copy of the  Notice  of  Annual  Meeting  and  Proxy
Statement,  both dated April 17, 2002, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTOR,  APPROVE AN
AMENDMENT TO THE 1994 OUTSIDE DIRECTORS STOCK OPTION PLAN,  APPROVE AN AMENDMENT
TO THE 2000 STOCK OPTION PLAN AND TO RATIFY THE  APPOINTMENT  OF KPMG LLP AS THE
COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

1.    To elect the following director: Steven R. Fischer, to serve as a director until the 2005 Annual Meeting of  Stockholders  of the Company and until a successor have been duly elected and qualified.

____________ FOR NOMINEE __________ WITHHELD FROM NOMINEE

WITHHELD _______________________________________________________________
                        To withhold authority to vote for nominee, print name above

2.    To approve amendments to our 1994 Outside Directors Incentive Stock Option
      Plan.

      FOR ___________         AGAINST  ___________         ABSTAIN ___________

3.    To approve amendment to our 2000 Stock Option Plan.

      FOR ___________         AGAINST  ___________         ABSTAIN ___________

                                      -35-

4.    To  ratify  the  appointment  of  KPMG  LLP  as  the  independent   public
      accountants of the Company for the fiscal year ending December 31, 2002.

      FOR ___________         AGAINST  ___________         ABSTAIN ___________

5.    DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

NOTE:  Your  signature  should appear the same as your name appears  hereon.  In signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if mailed in the United States.

Signature: __________________                   Date______________

Signature: __________________                   Date______________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:    _____________

                                      -37-

                                    EXHIBIT A

             Amendments to 1994 Outside Directors Stock Option Plan

            IF  APPROVED  BY  STOCKHOLDERS,  Article 4 and  Section  6(a) of the
FalconStor  Software Inc. 1994 Outside Directors Stock Option Plan shall read in its entirety as follows:

      4.       Shares  Subject to Option.  Options  shall be for the purchase of shares of  authorized  but unissued  common  stock or treasury  shares of common stock of the  Company  (the  "Stock"),  subject to  adjustment  as  provided  in paragraph 8. The maximum number of shares of Stock which may be issued under the
Plan shall be Five  Hundred  Thousand  (500,000)  shares.  In the event that any outstanding  Option for any reason  expires or is  terminated  and/or  shares of
Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

      6.       Terms,  Conditions and Form of Options.  Options granted pursuant to the Plan shall be evidenced by written  agreements  specifying  the number of shares  of  Stock  covered  thereby  (the  "Option  Agreement"),  which  written agreement may  incorporate  all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

               6)   Automatic  Grant of  Options.  Subject  to  execution  by an
                    Outside Director of an appropriate Option Agreement, options shall be granted automatically and without further action of the Board, as follows:

(1)         Each person who is newly elected or appointed as an Outside Director after the Annual Meeting of Stockholders of the Company held in 2002
            (the "2002 Annual Meeting") shall be granted an Option on the day of such initial  election or  appointment  to purchase  Fifty  Thousand
            (50,000) shares of Stock. In addition, each person who was appointed as an Outside  Director  on August 22, 2001 was granted an option to purchase  Fifteen  Thousand  (15,000)  shares of stock on August 22,
            2001 and upon stockholder  approval of the amendments to the Plan at the 2002  Annual  Meeting  will be granted an option to  purchase an additional Thirty-Five Thousand (35,000) shares of Stock.
(2)         On the date of each Annual  Meeting of  Stockholders  of  FalconStor
            Software,  Inc.  occurring  on or after the date of the 2002  Annual
            Meeting,  each  Outside  Director  shall be  granted  an  Option  to purchase Ten Thousand (10,000) shares of Stock.
(3)         Notwithstanding  the foregoing,  any person may elect not to receive an  Option  to  be  granted  pursuant  to  this  paragraph  6(a)  by delivering  written  notice of such  election  to the Board no later than the day prior to the date on which such Option would  otherwise be granted. A person do declining an Option shall receive no payment or other consideration

                                      -38-

            in lieu of such declined Option. A person who has declined an Option may  revoke  such  election  by  delivering  written  notice of such revocation  to the Board no later  than the day prior to the date on which such Option would be granted pursuant to paragraph 6(a).
(4)         Notwithstanding any other provision of the Plan to the contrary,  no
            Option shall be granted to any individual on a day when he or she is no longer serving as an Outside Director of the Company.

                                      -39-

                                    EXHIBIT B

                       Amendment to 2000 Stock Option Plan

            If approved by Stockholders, paragraph 4 of the FalconStor Software,
Inc. 2000 Stock Option Plan shall read in its entirety as follows:

            4.          Stock Reserved for the Plan.

            Subject to  adjustment  as provided in Section 7 hereof,  a total of
10,662,296 shares of the Company's Common Stock,  $.001 par value per share (the
"Stock"),  shall be subject to the Plan. The shares of Stock subject to the Plan shall  consist  of  unissued  shares or  previously  issued  shares  held by any
Subsidiary or Affiliate of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the  purposes of the Plan,  but until termination  of the Plan the  Company  shall at all times  reserve a  sufficient number of  shares of Stock to meet the  requirements  of the  Plan.  Should  any
Option expire or be canceled  prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise  in full of an Option be reduced for any reason, the shares of Stock thereforeto  subject to such Options may be subject to future Options under the Plan.

                                      -40-